[TYPE] EX-11
[DESCRIPTION] EXHIBIT 11
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                                                                                                   EXHIBIT 11
                                                                                                   ----------


                          TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
                      EARNINGS PER COMMON AND DILUTIVE POTENTIAL COMMON SHARE


                                                                For Three Months Ended    For Nine Months Ended
                                                                ----------------------    ---------------------
                                                                  Sept 30     Sept 30      Sept 30     Sept 30
                                                                    1999        1998         1999        1998
                                                                 --------    --------     --------    --------
Net income (in millions).......................................  $    383    $    155     $    950    $    218
                                                                 ========    ========     ========    ========


Diluted earnings per common and dilutive potential common share:
Weighted average common shares outstanding (in thousands)......   787,947     780,594      785,493     780,729
  Weighted average dilutive potential common shares:
    Stock option and compensation plans........................    31,691      19,519       29,269      19,852
                                                                  -------     -------      -------     -------
Weighted average common and dilutive potential common shares...   819,638     800,113      814,762     800,581
                                                                  =======     =======      =======     =======


Diluted earnings per common share..............................  $   0.47    $   0.19     $   1.17    $   0.27
                                                                 ========    ========     ========    ========



Basic earnings per common share:
Weighted average common shares outstanding (in thousands)......   787,947     780,594      785,493     780,729
                                                                  =======     =======      =======     =======


Basic earnings per common share................................  $   0.49    $   0.20     $   1.21    $   0.28
                                                                 ========    ========     ========    ========



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